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                                                                  EXHIBIT 99


KV PHARMACEUTICAL COMPANY

                                          CONTACT:
                                          CATHERINE M. BIFFIGNANI
                                          VICE PRESIDENT, INVESTOR RELATIONS
                                          314-645-6600

FOR IMMEDIATE RELEASE                     [KV PHARMACEUTICAL logo]



           KV PHARMACEUTICAL COMPANY ANNOUNCES THE APPOINTMENT OF
                       KPMG LLP AS INDEPENDENT AUDITOR

St. Louis, MO, August 17, 2004 - KV Pharmaceutical Company (NYSE: KVa/KVb) today announced that KPMG LLP has been engaged as its independent auditor. The engagement was approved by the Audit Committee of KV's Board of Directors following a search process led by that committee.

Marc S. Hermelin, Vice Chairman and Chief Executive Officer stated, "We are delighted to report to shareholders that we have enlisted the services of KPMG LLP, one of the nation's largest auditing firms and one with tremendous expertise in the pharmaceutical industry."


ABOUT KV PHARMACEUTICAL COMPANY
KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops and markets technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its emerging branded drug subsidiary. KV has consistently ranked as one of America's fastest growing small companies, most recently by Forbes in its October 2003 issue and one of Business Week's "Hot Growth Companies" in the June 2004 issue.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.


SAFE HARBOR
The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation reform Act of 1995 ("PSLRA") and which may be based on or include assumptions, concerning KV's



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operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipate", "commit", "intend", "estimate", "will", "should", "could", and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, regulatory approvals, market position, expenditures and financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors which, among others, could cause the actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing; (5) new product development and launch; (6) reliance on key strategic alliances; (7) the availability of raw materials; (8) the regulatory environment; (9) fluctuations in operating results; (10) the difficulty of predicting the pattern of inventory movements by the Company's customers; (11) the impact of competitive response to the Company's efforts to leverage its branded power with product innovation, promotional programs, and new advertising; (12) risks that the company may not ultimately prevail in its Paragraph IV litigation and that any period of exclusivity may not in fact be realized; and (13) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook.


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